Notice of Stock Option Grant	Radisys Corporation 5435 NE Dawson Creek Drive Hillsboro, OR 97124

NAME ADDRESS	Grant Number: Plan: ID:	OPTION_NUMBER EQUITY_PLAN ACCOUNT_USER_DEFINED_FIELD4

Congratulations! You have been awarded a Stock Option grant by the Board of Directors of Radisys Corporation (the "Company"), to purchase Shares of Common Stock of the Company, subject to the terms and conditions of the 2007 Stock Plan (the "Plan") and this Option Notice, as outlined below:

	Date of Grant:	OPTION_DATE
	Exercise Price Per Share:	OPTION_PRICE
	Total Number of Shares Granted	TOTAL_SHARES_GRANTED
	Type of Option:	OPTION_TYPE
	Expiration Date of Option:	EXPIRE_DATE_PERIOD

Detailed Vesting Schedule
Shares	Vest Type	Vest Date
SHARES_PERIOD1	VEST_TYPE_PERIOD1	VEST_DATE_PERIOD1
SHARES_PERIOD2	VEST_TYPE_PERIOD2	VEST_DATE_PERIOD2
SHARES_PERIOD3	VEST_TYPE_PERIOD3	VEST_DATE_PERIOD3
SHARES_PERIOD4	VEST_TYPE_PERIOD4	VEST_DATE_PERIOD4
Note: All dates in mm/dd/yyyy format

A copy of the Plan and the Plan Prospectus, which contain important terms and conditions, can be accessed from http://radisphere.radisys.com under Human Resources/Compensation/Stock Plans/Plan Document and Prospectus. To obtain a copy of the most recent Radisys Annual Report, go to www.radisys.com under Investors/Annual Reports. By accepting this Option grant and exercising any portion of your Option, you agree to comply with all the terms of the Plan and this notification.

The Plan is discretionary in nature and may be amended, cancelled, or terminated at any time. The grant of Options is a one-time benefit offered solely to members of the Board of Directors of the Company, and does not create any contractual or other right to receive a grant of Options or benefits in lieu of Options in the future.

Your Option may not be assigned, sold, encumbered, or in any way transferred or alienated. Repricing of this Option is permitted only by consent of stockholders. However, the exercise price will in no circumstance be reduced to less than the Fair Market Value per share on the date of grant.

Options covered by this Option Notice may have certain tax consequences at the time of exercise. You are encouraged to obtain independent tax advice before exercising any Options.

Vesting and the duration of your Option are both subject to your continuing to serve as a Service Provider of the Company or any of its subsidiaries. Vesting will stop and your Options will automatically expire three months after ceasing to be a Service Provider of the Company and all of its Subsidiaries. Your Option is not transferable, does not imply any right to continued service as a Service Provider and may be exercised only by you. Notwithstanding the foregoing, (i)  immediately prior to the effective time of a Transaction (as defined in the Plan) that results in a

Change of Control (as defined below), and provided you are then a Service Provider of the Company or any of its Subsidiaries, all Options granted under this Option Notice shall immediately accelerate and vest, and (ii) upon your ceasing to be a Service Provider of the Company and all of its Subsidiaries, the Compensation and Development Committee of the Company may, in its sole and complete discretion, provide for an acceleration of vesting of the Options granted under this Option Notice.

For purposes of this Option Notice, “Change of Control” shall mean that one of the following events has taken place:

(i)    The shareholders of the Company approve one of the following:

(A)    Any merger or statutory plan of exchange involving the Company ("Merger") in which the Company is not the continuing or surviving corporation or pursuant to which Common Stock would be converted into cash, securities or other property, other than a Merger involving the Company in which the holders of Common Stock immediately prior to the Merger continue to represent more than 50% of the voting securities of the surviving corporation after the Merger; or

(B)    Any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; provided that a sale, lease, exchange or other transfer of assets (in one transaction or a series of related transactions) shall not be a sale of substantially all of the assets of the Company for purposes of this Option Notice if (x) the Company’s and its other consolidated subsidiaries’ investments in such assets are less than 90% of the total assets of the Company and its subsidiaries consolidated as of the end of the most recently completed fiscal year or (y) the pro forma revenue of the business comprised by such assets as of the end of the most recently completed fiscal year end is less than 90% of the total revenue of the Company and its subsidiaries consolidated as of the end of the most recently completed fiscal year end.

(ii)    A tender or exchange offer, other than one made by the Company, is made for Common Stock (or securities convertible into Common Stock) and such offer results in a portion of those securities being purchased and the offeror after the consummation of the offer is the beneficial owner (as determined pursuant to Section 13(d) of the Exchange Act), directly or indirectly, of securities representing more than 50% of the voting power of outstanding securities of the Company.

(iii)    The Company receives a report on Schedule 13D of the Exchange Act reporting the beneficial ownership by any person, or more than one person acting as a group, of securities representing more than 50% of the voting power of outstanding securities of the Company, except that if such receipt shall occur during a tender offer or exchange offer described in (ii) above, a Change of Control shall not take place until the conclusion of such offer.

Notwithstanding anything in the foregoing to the contrary, no Change of Control shall be deemed to have occurred for purposes of this Option Notice by virtue of any transaction which results in you, or a group of persons which includes you, acquiring, directly or indirectly, securities representing 20% or more of the voting power of outstanding securities of the Company.

E*TRADE
Your stock option grant details have been posted on-line at www.etrade.com/stockplans. Your "stock plan" account will allow you to view your current balance of vested/unvested stock options, exercise vested options and initiate a variety of other stock option management services.